                                 AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER

            AMENDMENT NO. 1, dated as of the 26th day of September  2001, by and among Next Generation Technology Holdings,  Inc., a Delaware  corporation,  Next
Generation Acquisition, Corp., a Delaware corporation, HealthyConnect.com, Inc., a Delaware corporation, and Carl Pahapill and Marc Smith.

                              W I T N E S S E T H:

            WHEREAS,  the undersigned have entered into an Agreement and Plan of
Merger dated as of September 18, 2001 (the "Merger Agreement").

            WHEREAS, the parties to the Merger Agreement have determined that it is in their  interests  to amend  the  Merger  Agreement  on the terms set forth herein;

            NOW,  THEREFORE,  in consideration of the foregoing,  the parties to the Merger Agreement hereby agree as follows:

            1.  Capitalized  terms not defined  herein  shall have the  meanings attributed to them in the Merger Agreement.

            2.  Section  1.7 (c) of the Merger  Agreement  is hereby  amended by amending the first sentence thereof to read in its entirety as follows:

                "Subject  to Section  1.9  hereof  and other  than  shares to be canceled in accordance with Section 1.7(b) above,  each share of
                Common  Stock of HCCI  (the  "HCCI  Common  Stock")  issued  and outstanding  immediately prior to the Effective Time shall cease to be outstanding and from and after the Effective Time shall be converted  into the  right to  receive  the  number of shares of fully  paid and non  assessable  common  stock of NGTH  equal to
                4,500,000  divided by the number of shares of HCCI Common  Stock issued and outstanding  immediately  prior to the Effective Time
                (the "Consideration")."

            3. Section 2.3 of the Merger Agreement is hereby amended by amending the second sentence thereof to read in its entirety as follows:

                "As soon as  practicable  after the Effective  Time,  NGTH shall deliver to the Escrow Agent  pursuant to the terms of the Escrow
                Agreement  a  certificate  evidencing  one-half of the shares of
                NGTH Common Stock  issued to Carl  Pahapill in respect of all of his shares of HCCI Common  Stock as a result of the Merger and a certificate  evidencing  one-half  of the shares of NGTH  Common
                Stock  issued to Marc  Smith in  respect of all of his shares of
                HCCI  Common  Stock  as a  result  of the  Merger  (the  "Escrow
                Account")."

            4.  Section  12.9(b) of the Merger  Agreement  is hereby  amended to delete therefrom the line reading "Effective Date Section 10.5(b)".

            5. Schedule 3.2 to the Merger Agreement is hereby amended to read in its entirety as set forth on Schedule 3.2 to this Amendment No. 1.

            6. Exhibit C to the Merger  Agreement  is hereby  amended to read in its entirety as set forth on Exhibit C to this Amendment No. 1.

            7. Except as modified  hereby,  the Merger Agreement shall remain in full force and  effect.  In the event that any term of this  Amendment  No. 1 is inconsistent with any term of the Merger  Agreement,  this Amendment No. 1 shall control.

            8. This Amendment No. 1 may be executed in two or more counterparts, each of which  shall be  deemed an  original,  but all of which  together  shall constitute one and the same instrument.

                   [Signatures appear on the following page.]

                                      -2-

            IN WITNESS WHEREOF, the undersigned have executed this Amendment No.
1 to the Merger Agreement as of the date first written above.

                                   NEXT GENERATION TECHNOLOGY HOLDINGS, INC.

                                   By:  /s/ Donald C. Schmitt
                                      ------------------------------------------
                                   Name: Donald C. Schmitt
                                   Title: President, C.E.O.

                                   NEXT GENERATION ACQUISITION, CORP.

                                   By:  /s/ Donald C. Schmitt
                                      ------------------------------------------
                                   Name:  Donald C. Schmitt
                                   Title: President, C.E.O.

                                   HEALTHYCONNECT.COM, INC.

                                   By:  /s/ Carl Pahapill
                                      ------------------------------------------
                                   Name: Carl Pahapill
                                   Title: President

                                   /s/ Carl Pahapill
                                   ---------------------------------------------
                                   Carl Pahapill

                                   /s/ Marc Smith
                                   ---------------------------------------------
                                   Marc Smith

                                      -3-

               Schedule 3.2 - Authorized and Issued Stock of HCCI

            HCCI had 40,000,000  authorized shares of Common Stock and 1,000,000 shares of preferred stock, as of the date of the Agreement.

            HCCI had 35,098,123  shares of common stock  outstanding on the date of the Agreement and no warrants or options other than those issued to NGTH.

            HCCI has  subsequent to the date of the Merger  Agreement  agreed to amend their  Certificate of  Incorporation  to increase the  authorized  capital stock to 44,000,000 shares of Common Stock.

            HCCI has  subsequent to the date of the Merger agreed to issue up to an additional 8,848,200 shares of Common Stock under certain circumstances.

                                      -4-